This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated 9/17/1998 and to each Prospectus Supplement dated 9/17/1998

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
September 17, 1998 TO PROSPECTUS DATED September 17, 1998

Pricing Supplement:     16

Dated:  12/01/1999

                      Sears Roebuck Acceptance Corp.

                       Medium-Term Note Series     V
                             (Floating Rate)

                   Due at least 9 months from date of issue

Principal Amount of Note:               $  100,000,000
Settlement Date (Original Issue Date):  12/10/1999
Maturity Date:                           1/22/2003

Specified Currency:                     US $
                                   (If Other than U.S. Dollars, see attached)

Interest Rate Basis:               LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA

Spread (plus or minus):            +  .30000%

Index Maturity:                    Three(3)  Month

Date Initial Interest Rate Set:    12/08/1999

Interest Reset Date(s):            Same as Interest Payment Date

Interest Determination Date(s):    Two business days prior to each coupon
                                            payment date
Calculation Agent:                 CHASE MANHATTAN BANK

Interest Payment Date(s):          10th of MAR, JUN, SEP, DEC AND
                                     AT MATURITY JAN 22, 2003
Regular Record Date(s):            15 days prior to each interest
                                            payment date
Initial Interest Payment:           3/10/2000
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:            DTC
Redemption Commencement Date:       NOT APPLICABLE

Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.



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